UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

UBUYHOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56836	87-0435741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Mamaroneck Ave, Apt. 201 White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements of UBuyHoldings Inc. (herein referred to as the “Company” or “Registrant”) to be materially different from future results, performance, or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies, and expectations, are generally identifiable using the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the for ward-looking statements due to various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Name Change and Reverse Stock Split.

Reverse Stock Split

On May 4, 2026, the Board of Directors and shareholders owning a majority of the Company’s issued and outstanding common stock approved an amendment to the Company’s Articles of Incorporation (the “Articles”) to change the Company’s name and to implement a reverse stock split of the Company’s common stock, par value $0.001 per share, at a fixed ratio of 1-for-10.

On June 29, 2026, the Company received confirmation of acceptance of its filing of a certificate of amendment to the Articles (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada, to implement a 1-for-10 reverse split of the Company’s common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective as of July 2, 2026, and the Company’s common stock began trading on the OTC Markets on a post-split basis at the open of trading on July 3, 2026, with a new CUSIP number. The trading symbol for the Company’s common stock will be “UBYH” for a period of 20 days.

The new CUSIP number for the Common Stock following the Reverse Stock Split is 90347T109. Upon effectiveness of the Reverse Stock Split, every ten (10) shares of the Company’s issued, and outstanding Common Stock were reclassified and combined into one (1) share of Common Stock. Accordingly, the number of issued and outstanding shares of Common Stock of the Company was reduced from 5,687,356,400 shares before the Reverse Stock Split to 568,735,640 shares after the Reverse Stock Split. No fractional shares were issued; instead, any fractional entitlement was rounded up to the next highest whole number at the participant level. The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

The shares will remain in certificate form. All existing certificates will still be valid; however, the books and records of the transfer agent will reflect the post-share amount for each certificate

Name Change

On May 4, 2026, the Board of Directors and shareholders owning a majority of the Company’s issued and outstanding common stock approved an amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) to change the name of the Company from “UbuyHoldings, Inc.” to “Longevity Diversified Holdings, Inc.” effective on July 2.

For a reverse or forward split, a “D” will be placed on our UBHY ticker symbol for 20 business days. At the conclusion of 20 business days, the ticker symbol will be changed to LGVT, subject to confirmation that the symbol remains available

Existing stock certificates representing shares of the Company’s common stock will not be affected by the Name Change and will not need to be exchanged. Any new stock certificates issued will bear the name “Longevity Diversified Holdings, Inc.”

The above description of the Certificate of Amendment, the Name Change and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Nevada on June 29, 2026.

Item 5.07 Submission of Matters to a Vote of Security Holders.

To the extent required by Item 5.07 of Form 8-K, the information regarding the Name Change and the Reverse Stock Split contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Articles of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2026	UBUYHOLDINGS, INC.

	By:	/s/ John Tan Honjian
John Tan Honjian
Chairman and CEO

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